As filed with the Securities and Exchange Commission on October 24, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Alphatec Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

20-2463898

(I.R.S. Employer Identification No.)

Alphatec Holdings, Inc.

5818 El Camino Real

Carlsbad, California 92008

(Address of Principal Executive Offices) (Zip Code)

Alphatec Holdings, Inc. 2016 Employment Inducement Award Plan

(Full Title of the Plan)

Craig E. Hunsaker, Esq.

EVP, People & Culture and General Counsel

Alphatec Holdings, Inc.

5818 El Camino Real

Carlsbad, California 92008

(Name and Address of Agent for Service)

(760) 431-9286

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Joshua E. Little, Esq.

Durham Jones & Pinegar, P.C.

192 E. 200 N., Third Floor

St. George, Utah 84770

(435) 674-0400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	1,000,000 shares(1)	$3.735(2)	$3,735,000	$465.01

(1)	Represents an additional 1,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”) available for future issuance under the Alphatec Holdings, Inc. 2016 Employment Inducement Award Plan (the “Plan”) pursuant to an amendment to the Plan approved by the Board of Directors of Alphatec Holdings, Inc. (the “Company”). The maximum number of shares which may be sold upon the exercise of such options or issuance of stock-based awards granted under the Plan are subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.
(2)	This estimate is made pursuant to Rules 457(c) and 457(h) of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share is $3.735, which is the average of the high and low prices for the Registrant’s common stock as reported on The Nasdaq Global Select Market on October 17, 2017.

Proposed sales to take place as soon after the effective date of the registration statement as awards granted under the above-named Plan are granted, exercised and/or distributed.

EXPLANATORY NOTE

This Registration Statement registers the offer and sale of an additional 1,000,000 shares of common stock of the Registrant for issuance under the Plan. In accordance with Instruction E to Form S-8, the contents of the prior registration statement on Form S-8, File No. 333-213981, previously filed with respect to the Plan, are hereby incorporated by reference.

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the “Commission”), the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan. The documents containing the information specified in Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Commission on March 31, 2017, as amended by Amendment No. 1 on Form 10-K/A, filed with the Commission on April 28, 2017;

•	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017, filed with the Commission on May 12, 2017 and August 11, 2017, respectively;

•	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 5, 2017, January 26, 2017, February 14, 2017, March 6, 2017, March 9, 2017, March 16, 2017, March 23, 2017, March 29, 2017, May 5, 2017, May 11, 2017, June 21, 2017, June 22, 2017, August 8, 2017, September 5, 2017, October 2, 2017 and October 24, 2017 (except for the information furnished under Items 2.02 or 7.01 and the exhibits furnished thereto); and

•	The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-52024) filed under the Exchange Act, filed with the Commission on May 26, 2006, including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant’s restated certificate of incorporation, as amended, and restated bylaws provide that it shall indemnify, to the fullest extent authorized by the Delaware General Corporation Law, each person who is involved in any litigation or other proceeding because such person is or was a director or officer of the Registrant or is or was serving as an officer or director of another entity at the Registrant’s request, against all expense, loss or liability reasonably incurred or suffered in connection therewith. The Registrant’s restated certificate of incorporation, as amended, and restated bylaws provide that the right to indemnification includes the right to be paid expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that such advance payment will only be made upon delivery to the Registrant of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to indemnification. If the Registrant does not pay a proper claim for indemnification in full within 60 days after it receives a written claim for such indemnification, the Registrant’s restated bylaws authorize the claimant to bring an action against the Registrant to recover the unpaid amount of the claim.

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of the corporation) brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Chancery Court or the court in which the action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, Article Tenth of the Registrant’s restated certificate of incorporation, as amended, eliminates the liability of a director to the Registrant or its stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

•	from any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law; and

•	from any transaction from which the director derived an improper personal benefit.

The Registrant has entered into indemnification agreements with its non-employee directors, in addition to the indemnification provided for in the Registrant’s restated certificate of incorporation, as amended, and restated by-laws.

As permitted by Section 145 of the Delaware General Corporation Law, the Registrant carries insurance policies insuring its directors and officers against certain liabilities that they may incur in their capacity as directors and officers.

The foregoing discussion of the Registrant’s restated certificate of incorporation, as amended, restated bylaws, indemnification agreements and Delaware law is not intended to be exhaustive and is qualified in its entirety by such restated certificate of incorporation, as amended, restated bylaws, indemnification agreements or law.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index to this Registration Statement and is incorporated herein by reference.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Alphatec Holdings, Inc.

INDEX TO EXHIBITS FILED WITH FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Exhibit Description	Filed with this Report	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number

3.1.1	Restated Certificate of Incorporation of the Registrant		Amendment No. 2 to Form S-1 (Exhibit 3.2)	04/20/2006	333-131609

3.1.2	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant		Form 8-K (Exhibit 3.1(b))	08/24/2016	000-52024

3.1.3	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of the Registrant		Form 8-K (Exhibit 3.1)	03/23/2017	000-52024

3.2	Restated Bylaws		Amendment No. 5 to Form S-1 (Exhibit 3.4)	05/26/2006	333-131609

4.1	Form of Common Stock Certificate		Form 10-K (Exhibit 4.1)	03/20/2014	000-52024

4.2	Corporate Governance Agreement, dated December 17, 2009, between the Company and certain shareholders of Scient’x Groupe S.A.S. and Scient’x S.A.		Form 8-K (Exhibit 10.1)	12/22/2009	000-52024

4.3	Registration Rights Agreement, dated March 26, 2010, by and among Alphatec Holdings, Inc. and the other signatories thereto		Form 8-K (Exhibit 4.1)	03/31/2010	000-52024

4.4	Warrant with Silicon Valley Bank as the Warrantholder, dated December 16, 2011		Form 10-K (Exhibit 4.8)	03/05/2012	000-52024

4.5	Form of Warrant issued to certain investors on March 28, 2017		Form 8-K (Exhibit 4.1)	03/23/2017	000-52024

4.6	Registration Rights Agreement, dated as of March 28, 2017, by and among the Registrant and certain investors		Form 8-K (Exhibit 4.2)	03/23/2017	000-52024

4.7	Form of Warrant to Purchase Common Stock of Alphatec Holdings, Inc.		Form 8-K (Exhibit 4.1)	10/02/2017	000-52024

5.1	Opinion of Durham Jones & Pinegar, P.C.	X

10.1	Alphatec Holdings, Inc. 2016 Employment Inducement Award Plan		Form S-8 (Exhibit 10.2)	10/5/2016	333-213981

10.2	First Amendment to the Alphatec Holdings, Inc. 2016 Employment Inducement Award Plan		Form S-8 (Exhibit 10.2)	12/12/16	333-215036

10.3	Second Amendment to the Alphatec Holdings, Inc. 2016 Employment Inducement Award Plan		Form S-8 (Exhibit 10.3)	03/31/2017	333-217055

10.4	Third Amendment to the Alphatec Holdings, Inc. 2016 Employment Inducement Award Plan		Form 8-K (Exhibit 10.4)	10/2/2017	000-52024

10.5	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the Alphatec Holdings, Inc. 2016 Employment Inducement Award Plan		Form S-8 (Exhibit 10.3)	10/5/2016	333-213981

10.6	Form of Stock Option Grant Notice and Stock Option Agreement under the Alphatec Holdings, Inc. 2016 Employment Inducement Award Plan		Form S-8 (Exhibit 10.4)	10/5/2016	333-213981

10.7	Form of Performance Stock-Based Award Grant Notice and Performance Stock-Based Award Agreement under the Alphatec Holdings, Inc. 2016 Employment Inducement Award Plan		Form S-8 (Exhibit 10.5)	10/5/2016	333-213981

23.1	Consent of Independent Registered Public Accounting Firm	X

23.2	Consent of Durham Jones & Pinegar, P.C. (included in Exhibit 5.1)	X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on October 24, 2017.

ALPHATEC HOLDINGS, INC.

By:	/s/ Terry M. Rich
Terry M. Rich
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Alphatec Holdings, Inc. (the “Company”), hereby severally constitute and appoint Terry M. Rich and Craig E. Hunsaker, Esq., and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments to this Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title(s)	Date

/s/ Patrick Miles Patrick Miles	Executive Chairman (Principal Executive Officer)	October 24, 2017

/s/ Terry M. Rich Terry M. Rich	Director and Chief Executive Officer	October 24, 2017

/s/ Jeffrey G. Black Jeffrey G. Black	EVP, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 24, 2017

/s/ Mortimer Berkowitz III Mortimer Berkowitz III	Director	October 24, 2017

/s/ Quentin Blackford Quentin Blackford	Director	October 24, 2017

/s/ R. Ian Molson R. Ian Molson	Director	October 24, 2017

/s/ Jeffrey P. Rydin Jeffrey P. Rydin	Director	October 24, 2017

/s/ David H. Mowry David H. Mowry	Director	October 24, 2017

/s/ Ward W. Woods Ward W. Woods	Director	October 24, 2017

/s/ Donald A. Williams Donald A. Williams	Director	October 24, 2017